News Release
March 3, 2025
SSR MINING ANNOUNCES CLOSING OF CRIPPLE CREEK & VICTOR ACQUISITION
DENVER – SSR Mining Inc. (Nasdaq/TSX: SSRM; ASX: SSR) (“SSR Mining” or the “Company”) is pleased to announce the completion of the previously announced acquisition (the “Transaction”) of the Cripple Creek & Victor (“CC&V”) gold mine from Newmont Corporation (“Newmont”) on February 28, 2025. As consideration for the Transaction, SSR Mining made a $100 million cash payment to Newmont, with up to $175 million in additional milestone-based payments to be made in the future.
CC&V is expected to meaningfully increase SSR Mining’s scale, free cash flow and portfolio diversification, and positions the Company as the third largest gold producer in the U.S.A. As of December 31, 2024, CC&V hosted 2.4 million ounces of gold Mineral Reserves, an 85% year-over-year increase from the 1.3 million ounces of gold Mineral Reserves as of December 31, 2023. Newmont also reported an additional 0.8 million ounces of Measured and Indicated gold Mineral Resources and 0.9 million ounces of Inferred gold Mineral Resources for CC&V as of December 31, 2024. SSR Mining expects to publish a technical report and life of mine plan for CC&V within the next 12 months.
With the closing of the Transaction, production and free cash flow from CC&V are attributable to SSR Mining effective March 1, 2025. The Company anticipates reporting consolidated full-year 2025 production and cost guidance, including attributable guidance for CC&V, before the end of the first quarter.
Rod Antal, Executive Chairman of SSR Mining, said, “We are thrilled to welcome CC&V and its team to SSR Mining. This transaction adds another long-lived, free cash flow generative asset to the portfolio, and we look forward to showcasing our longer-term plans for the operation.”
About SSR Mining
SSR Mining is listed under the ticker symbol SSRM on the Nasdaq and the TSX. The Company expects to remain listed on the ASX under the ticker symbol SSR until market close on April 7, 2025.
For more information, please visit www.ssrmining.com.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046

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Cautionary Note Regarding Forward-Looking Information

Except for statements of historical fact relating to us, certain statements contained in this news release constitute forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.

Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release.

Forward-looking information and statements in this news release include any statements concerning, among other things: forecasts and outlook relating to the Transaction, timing and realized value and benefits of the development of the Cripple Creek & Victor property, including timing of exploration, construction and production, realization of Mineral Reserves, and the existence or realization of Mineral Resource estimates; available liquidity resulting from the Transaction, value and timing of compensation relating to the milestone payments, the satisfaction of the permitting related to the extension of the life of mine at CC&V; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. You should not place undue reliance on forward-looking information and statements. Forward-looking information and statements are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedarplus.ca, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Information Regarding CC&V

All information related to CC&V’s 2023 Mineral Reserves and Mineral Resources is derived solely from Newmont Corporation’s (“Newmont”) press release (“Newmont Announces 2023 Mineral Reserves for Integrated Company of 136 Million Gold Ounces with Robust Copper Optionality of 30 Billion Pounds”) dated February 22, 2024, and all information related to CC&V’s 2024 Mineral Reserves and Mineral Resources is derived from Newmont’s press release “Newmont Reports 2024 Mineral Reserves of 134.1 Million Gold Ounces and 13.5 Million Tonnes of Copper”, dated February 20, 2025, and the Annual Report on Form 10-K of Newmont, filed with the SEC on February 21, 2025 (collectively, the “Newmont Disclosures”). You should closely review the Newmont Disclosures in their entirety to learn about the risk, considerations and qualifications to which this information is subject. We have not independently verified the information derived from the Newmont Disclosures. These “historical estimates” (as such term is defined in National Instrument 43-101 – Standards of Disclosure for Mineral Properties (“NI 43-101”)) are provided solely for information purposes and have not been independently verified by SSR Mining. These historical estimates are based on work completed and estimates prepared by Newmont, they are not current and should not be treated as SSR Mining’s current estimates of Mineral Reserves or Mineral Resources at CC&V.

Newmont’s Mineral Reserves and Mineral Resources for 2024 were based on a gold price assumption of $1,700 per ounce for Mineral Reserves and $2,000 per ounce for Mineral Resources. Newmont’s Mineral Reserves and Mineral Resources for 2023 were based on a gold price assumption of $1,400 per ounce for Mineral Reserves and $1,600 per ounce for Mineral Resources.

Newmont has not prepared a technical report summary in accordance with the requirements of Subpart 1300 under Regulation SK of the Securities Act of 1933 and the Securities Exchange Act of 1934 or a technical report in accordance with the requirements of NI 43-101, and Mineral Resources and Mineral Reserves have not been calculated in accordance with NI 43-101. As a result, the production estimates made by SSR Mining are based on the Newmont Disclosure and have not been prepared, reviewed or verified by an independent, third-party qualified person and no such qualified person has done sufficient work to classify the Newmont Disclosures as Mineral Resources or Mineral Reserves as prescribed by Subpart 1300 or NI 43-101 and SSR is not treating the historical estimate as current Mineral Resources or Mineral Reserves for purposes of Subpart 1300 or NI 43-101.

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